                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         EL PASO TENNESSEE PIPELINE CO.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[El Paso Tennessee Pipeline Logo]

Dear Series A Preferred Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of El Paso Tennessee Pipeline Co. (the "Company"), which will be held on Thursday, April 22, 1999, at 10:00 a.m. (central daylight time), at The Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana 70130. The accompanying Notice of 1999 Annual Meeting of Stockholders and Proxy Statement describe the business to be transacted at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes. You can help the Company avoid the necessity and expense of sending follow-up letters to ensure a quorum is represented by promptly returning the enclosed proxy card in the accompanying envelope.

                                                        Sincerely,

                                                    /s/ William A. Wise

                                                      WILLIAM A. WISE
                                             Chairman of the Board, President
                                                and Chief Executive Officer

Houston, Texas
March 19, 1999

                         EL PASO TENNESSEE PIPELINE CO.
                             1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 22, 1999

     The 1999 Annual Meeting of Stockholders (the "Annual Meeting") of El Paso Tennessee Pipeline Co. (the "Company") will be held on Thursday, April 22, 1999, at 10:00 a.m. (central daylight time), at The Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana 70130, for the following purposes:

     1. To elect one director by holders of the Company's 8 1/4% Cumulative Preferred Stock, Series A (the "Series A Preferred Stock");

     2. To elect five directors by El Paso Energy Corporation, the sole holder of the Company's Common Stock; and

     3. To transact any other business which may be properly brought before the Annual Meeting.

     The holders of record of Series A Preferred Stock at the close of business on February 24, 1999, are the only holders of Series A Preferred Stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

                                             By Order of the Board of Directors

                                                    /s/ David L. Siddall

                                                      DAVID L. SIDDALL
                                                     Corporate Secretary

Houston, Texas
March 19, 1999

                         EL PASO TENNESSEE PIPELINE CO.
                             1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002

                                PROXY STATEMENT

             1999 ANNUAL MEETING OF STOCKHOLDERS -- APRIL 22, 1999

     This Proxy Statement with the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to holders of El Paso Tennessee Pipeline Co.'s (the "Company") 8 1/4% Cumulative Preferred Stock, Series A, no par value (the "Series A Preferred Stock") beginning on or about March 19, 1999. The proxy is solicited by the Board of Directors of the Company for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, April 22, 1999. Shares of Series A Preferred Stock, represented by a properly executed proxy in the accompanying form, will be voted at the Annual Meeting. The proxy may be revoked at any time before its exercise by sending written notice of revocation to Mr. David L. Siddall, Corporate Secretary, El Paso Tennessee Pipeline Co., 1001 Louisiana Street, Houston, Texas 77002, by signing and delivering a subsequently dated proxy card or by attending the Annual Meeting in person and giving notice of revocation to the Inspector of Election.

     The Company has two classes of voting securities. The close of business on February 24, 1999, was the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 1,783 shares of the Company's common stock, $.01 par value (the "Common Stock") outstanding, all of which are owned by El Paso Energy Corporation ("EPG"), and 6,000,000 shares of Series A Preferred Stock outstanding. EPG is a Delaware corporation which was incorporated in April 1998. As a result of a holding company reorganization (the "Reorganization") effected on August 1, 1998, EPG succeeded El Paso Natural Gas Company ("EPNG") as the holding company and publicly traded parent corporation. EPNG and its subsidiaries became direct and indirect subsidiaries of EPG. Holders of record of the Series A Preferred Stock have the right, voting as a single class, to elect a number of directors of the Company equal to one-sixth of the directors of the Company. EPG, as the owner of all of the outstanding Common Stock, has the right to elect the remaining directors. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder entitled to vote at the Annual Meeting during ordinary business hours at The Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana. References to "EPG" in this Proxy Statement refer to El Paso Energy Corporation, as successor to EPNG after August 1, 1998, and unless otherwise indicated, to EPNG for information prior to August 1, 1998.

     Holders of Series A Preferred Stock will vote for the directors on the basis of one vote per share and not cumulatively, and the holder(s) of a majority of the voting power of the outstanding shares of the Company entitled to vote, present in person or by proxy, will constitute a quorum for the election of directors by them, provided that where a separate vote by a class is required, a majority of the outstanding shares of such class present in person or by proxy, will constitute a quorum. The Company's Board of Directors has set the number of directors at six. Accordingly, the number of directors to be elected at the Annual Meeting by the holders of the Series A Preferred Stock is one. One Inspector of Election, from BankBoston, N.A. and appointed by the Board of Directors, shall have authority to receive, inspect, electronically tally and determine the validity of the proxies which are received. In accordance with the Company's By-laws, in determining the number of votes cast for or against a proposal, an abstention by a stockholder will be a vote of abstention with respect to the proposal voted upon and will not be treated as a vote "for" or "against" the proposal; however, an abstention and a broker non-vote will be included when determining whether a quorum is present. The Company's By-laws also provide that a non-vote by a broker will be treated as if the broker never voted, but a non-vote by a stockholder will be deemed as a vote "for" the management proposal.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1998, the Board of Directors has not met, but has taken actions by unanimous written consent in accordance with procedures established by the Company's By-laws. The Board of Directors does not have a nominating, compensation or audit committee or any other committees performing similar functions, and all such matters which would be considered by such committees are acted upon by the full Board of Directors.

DIRECTOR COMPENSATION

     Directors of the Company who are employees of EPG, or an affiliate of EPG, receive no compensation for their services as directors of the Company apart from the compensation they receive as employees of EPG.

     Directors of the Company who are not employees of EPG, or an affiliate of EPG, receive an annual retainer fee of $10,000, and are reimbursed for the usual and ordinary expenses of meeting attendance.

                    DIRECTORS ELECTED BY COMMON STOCKHOLDER

     The following individuals are the nominees for directors of the Company to be elected by EPG, currently the sole holder of the Company's Common Stock. EPG has advised the Company that at the Annual Meeting it intends to elect the five persons listed below as directors, to hold office for the term of one year and until his successor has been duly elected and shall qualify:

            NAME              AGE                           POSITION
            ----              ---                           --------
William A. Wise.............  53   Chairman of the Board, President and Chief Executive
                                     Officer; Director
H. Brent Austin.............  44   Executive Vice President and Chief Financial Officer;
                                     Director
Joel Richards III...........  52   Executive Vice President; Director
Britton White Jr............  55   Executive Vice President and General Counsel; Director
Jeffrey I. Beason...........  50   Vice President and Controller; Director

     WILLIAM A. WISE -- Mr. Wise has been Chairman of the Board, President and Chief Executive Officer ("CEO") and a Director of the Company since December 12, 1996. He has been Chairman of the Board since January 1994 and CEO of EPG since January 1990. Mr. Wise has been President of EPG from January 1990 to April 1996 and from July 1998 to present. He was President and Chief Operating Officer of EPG from April 1989 to December 1989. Mr. Wise was an Executive Vice President of EPG from March 1987 to April 1989. From January 1984 to February 1987, he was a Senior Vice President of EPG. He is a member of the Board of Directors of EPG, Battle Mountain Gold Company and Chairman of the Board of Leviathan Gas Pipeline Company, as general partner of Leviathan Gas Pipeline Partners, L.P.

     H. BRENT AUSTIN -- Mr. Austin has been Executive Vice President and Chief Financial Officer since June 2, 1997. He has been a Director of the Company since December 12, 1996. He was Senior Vice President and Chief Financial Officer of the Company from December 12, 1996 to June 1, 1997. He has been Executive Vice President of EPG since May 1995 and Chief Financial Officer of EPG since April 1992. He was Vice President, Planning and Treasurer of Burlington Resources Inc. ("BR") from November 1990 to March 1992 and Assistant Vice President, Planning of BR from January 1989 to October 1990. He has served as a Director and Executive Vice President of Leviathan Gas Pipeline Company, as general partner of Leviathan Gas Pipeline Partners, L.P. since August 1998.

     JOEL RICHARDS III -- Mr. Richards has been Executive Vice President since June 2, 1997. He has been a Director of the Company since December 12, 1996. He was Senior Vice President of the Company from December 12, 1996 to June 1, 1997. He has been Executive Vice President of EPG since December 1996. From January 1991 until December 1996, he was Senior Vice President of EPG. He was Vice President of

EPG from June 1990 to December 1990. He was Senior Vice President, Finance and Human Resources of Meridian Minerals Company from October 1988 to June 1990.

     BRITTON WHITE JR. -- Mr. White has been Executive Vice President and General Counsel since June 2, 1997. He has been a Director of the Company since December 12, 1996. He was Senior Vice President and General Counsel and a Director of the Company from December 12, 1996 to June 1, 1997. He has been Executive Vice President of EPG since December 1996 and General Counsel of EPG since March 1991. He was Senior Vice President and General Counsel of EPG from March 1991 until December 1996. From March 1991 to April 1992, he was also Corporate Secretary of EPG. For more than five years prior to that time, Mr. White was a partner in the law firm of Holland & Hart.

     JEFFREY I. BEASON -- Mr. Beason has been Vice President and Controller and a Director of the Company since December 12, 1996. He has been Vice President and Controller of EPG since April 1996 and also was Treasurer of EPG from April 1996 until December 1996. He was Senior Vice President of Administration for Mojave Pipeline Company, a subsidiary of EPG, from September 1993 until April 1996. For more than five years prior to September 1993, Mr. Beason was Director of Financial Reporting of EPG.

PROPOSAL NO. 1 -- NOMINEE FOR ELECTION OF DIRECTOR BY SERIES A PREFERRED
                  STOCKHOLDERS

     The number of directors to be elected by the holders of Series A Preferred Stock is one. If elected, the nominee will hold office for the term of one year and until his successor has been duly elected and shall qualify. With the exception of broker non-votes and unless otherwise instructed by holders of Series A Preferred Stock, the persons named on the enclosed proxy card will vote the shares of Series A Preferred Stock represented by such proxy "for" the election of the one nominee named in this Proxy Statement. However, if the named nominee should be unavailable for election, the Board of Directors may substitute a nominee, in which event the shares of Series A Preferred Stock represented by proxy will be voted "for" the substitute nominee unless an instruction to the contrary is contained on the proxy card. No circumstances are presently known which would render the nominee named herein unavailable to serve as a member of the Company's Board of Directors. Pursuant to the Company's Certificate of Incorporation and By-laws, the election of each director requires an affirmative vote of a plurality of the shares of Series A Preferred Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal. Holders of Series A Preferred Stock may not cumulate their votes for the election of the director. The following provides information about the nominee:

     KENNETH L. SMALLEY, age 69, has been retired since February 1992. For more than five years prior to that date, Mr. Smalley was a Senior Vice President of Phillips Petroleum Company and President of Phillips 66 Natural Gas Company, a Phillips Petroleum Company subsidiary. Mr. Smalley has been a member of the Board of Directors of EPG since 1992 and a director of the Company since April 1997.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF SERIES A
PREFERRED STOCK VOTE "FOR" THE ELECTION OF THE NOMINEE NAMED ABOVE.

                        SECURITY OWNERSHIP OF BENEFICIAL
                      OWNERS AND MANAGEMENT OF THE COMPANY

     No Common Stock or Series A Preferred Stock is held by any director, executive officer or nominee. No family relationship exists between any of the directors, executive officers, and nominee of the Company. The following information relates to the only persons or entities known to the Company to be the beneficial owners, as of February 1, 1999, of more than five percent of any class of the Company's voting securities.

    TITLE OF                                                       AMOUNT AND NATURE OF     PERCENT
      CLASS                             NAME                       BENEFICIAL OWNERSHIP     OF CLASS
    --------                            ----                       --------------------     --------
Common Stock       El Paso Energy Corporation....................    1,783 shares             100%
                   1001 Louisiana Street
                   Houston, Texas 77002

8 1/4% Cumulative  Citigroup, Inc.(1)............................       500,500               8.3%
  Preferred        388 Greenwich Street
  Stock,
  Series A         New York, New York 10013

---------------

(1) This information is based on a Schedule 13G dated January 25, 1999, with respect to beneficial ownership of the 8 1/4 Cumulative Preferred Stock, Series A, as of December 31, 1998. The indicated shares are held by Citigroup, Inc. and subsidiaries thereof, which have shared voting and dispositive power with respect to such shares.

         SECURITY OWNERSHIP OF A BENEFICIAL OWNER AND MANAGEMENT OF EPG

     The following information sets forth certain information as of February 1, 1999, regarding the beneficial ownership of EPG's common stock by (i) each director, (ii) each of the Company's named executives (as hereinafter defined),
(iii) the nominee, (iv) all directors, executive officers, and nominee of the Company as a group, and (v) each person known to EPG to be the beneficial owner of at least 5% of any class of EPG's voting securities.

  TITLE OF                                      BENEFICIAL OWNERSHIP      STOCK                  PERCENT
   CLASS                    NAME               (EXCLUDING OPTIONS)(1)   OPTIONS(3)     TOTAL     OF CLASS
  --------                  ----               ----------------------   ----------   ---------   --------
Common Stock   Morgan Stanley, Dean Witter,
               Discover & Co.
               1585 Broadway, 38th Floor
               New York, NY 10036............         8,196,634                 0    8,196,634     6.71%
Common Stock   K. L. Smalley.................            28,763            14,000       42,763        *
Common Stock   W. A. Wise....................         1,295,980(2)      1,275,356    2,571,336     2.08%
Common Stock   H. B. Austin..................           217,064           229,676      446,740        *
Common Stock   B. White Jr. .................           209,006           199,466      408,472        *
Common Stock   J. Richards III...............           211,728           199,466      411,194        *
Common Stock   J. I. Beason..................            89,795           164,400      251,195        *
Common         Directors and Executive
  Stock.....   Officers as a group(6)........         2,049,336         2,082,364    4,131,700     3.32%

---------------
 *  Less than 1%
(1) Directors and executive officers have sole voting and investment power over the shares of EPG common stock reflected in the table above, except that each of Messrs. Wise, Austin and White shares with one or more other individuals voting and investment power with respect to 11,694, 318 and 2,000 shares of EPG common stock, respectively. Some shares of EPG common stock reflected in this column for certain individuals are subject to restrictions. As of December 31, 1998, Morgan Stanley, Dean Witter, Discover & Co. had shared voting power over 8,155,681 shares of EPG common stock and shared dispositive power over 8,196,634 shares of EPG common stock.

(2) Mr. Wise's beneficial ownership excludes 400 shares of EPG common stock owned by his children under the Uniform Gifts to Minors Act, of which Mr. Wise disclaims beneficial ownership.
(3) The Directors and executive officers have the right to acquire the shares of EPG common stock reflected in this column within 60 days of February 1, 1999, through the exercise of stock options and/or tandem stock appreciation rights ("SARs").

                  RELATIONSHIP WITH EL PASO ENERGY CORPORATION

     The Company is currently a wholly owned direct subsidiary of EPG. Prior to the Reorganization, the Company was a wholly owned indirect subsidiary of EPNG. EPG owns 100% of the Company's outstanding Common Stock and has the right to elect five-sixths of the Company's directors. Until December 12, 1996, the Company's Common Stock was publicly held. The Company has no formal business relationships with EPG; however, the Company, and EPG share certain office space, personnel and other administrative services. The costs of such services are allocated by EPG to the Company and other affiliates.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation paid by EPG to the person serving as the Company's CEO or acting in a similar capacity during the last completed fiscal year, and the Company's three other most highly compensated executive officers (collectively the "named executives") for services rendered to EPG and its subsidiaries in all capacities during each of the last three fiscal years. The Company does not have any executive officers other than the named executives. The table also identifies the principal capacity in which each of the named executives served the Company at the end of fiscal year 1998. None of these persons received any compensation from the Company for their services as executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                              --------------------------------------   ------------------------------------------
                                                                                AWARDS                PAYOUTS
                                                                       -------------------------   --------------
                                                           OTHER                      SECURITIES     LONG-TERM
                                                           ANNUAL       RESTRICTED    UNDERLYING   INCENTIVE PLAN    ALL OTHER
      NAME AND                 SALARY        BONUS      COMPENSATION   STOCK AWARDS    OPTIONS        PAYOUTS       COMPENSATION
 PRINCIPAL POSITION    YEAR     ($)          ($)(2)        ($)(3)         ($)(4)         (#)           ($)(6)          ($)(7)
 ------------------    ----   --------     ----------   ------------   ------------   ----------   --------------   ------------
William A. Wise        1998         --     $1,600,000     $152,939      $1,599,985      98,000              --        $105,227
  Chairman,            1997         --     $1,105,000     $203,182      $1,104,971          --              --        $106,209
  President & CEO,     1996         --(1)  $1,275,000     $124,967      $3,537,481(5)  395,000        $740,000        $ 69,731
  EPG
H. Brent Austin        1998   $305,417     $  438,000     $    201      $  437,972      26,250              --        $ 32,410
  Executive Vice       1997   $300,000     $  330,000     $ 93,435      $  329,970          --              --        $ 36,150
  President & Chief    1996   $228,125     $  450,000     $    178      $  149,987      60,000        $176,658        $ 22,855
  Financial Officer,
  EPG
Britton White Jr.      1998   $279,584     $  396,000     $    284      $  395,987      26,250              --        $ 32,774
  Executive Vice       1997   $275,000     $  302,500     $ 34,899      $  302,472          --              --        $ 35,219
  President & General  1996   $203,125     $  412,500     $    223      $  137,472      60,000        $133,145        $ 20,550
  Counsel, EPG
Joel Richards III      1998   $279,584     $  396,000     $    221      $  395,987      26,250              --        $ 32,579
  Executive Vice       1997   $275,000     $  302,500     $ 27,514      $  302,472          --              --        $ 35,088
  President, EPG       1996   $183,958     $  412,500     $    223      $  137,472      60,000        $133,145        $ 21,361

---------------
(1) Mr. Wise's base salary was eliminated in 1996 and replaced with long-term awards of stock options and restricted stock, the majority of which vest only after the expiration of specified time periods and only if certain performance targets are met within those periods. This change was consistent with EPG's cost reduction initiatives and was intended to align Mr. Wise's compensation more directly with stockholder value.
(2) Except for a small amount of cash payable for a fractional share of EPG common stock, the value reflected represents the value of restricted EPG common stock awarded to each of the named executives for their incentive bonus. Pursuant to EPG's 1995 Incentive Compensation Plan, the named executives are required to receive a substantial part of their annual bonus in restricted EPG common stock. The amounts reflected in this column represent a combination of the market value of the restricted EPG common stock and cash awarded under that plan. Dividends are paid directly to the holders of the restricted EPG common stock during the four-year vesting schedule. The amounts reflected for 1996 include an additional one-time cash bonus awarded under EPG's 1995 Incentive Compensation Plan in recognition of the extraordinary accomplishments achieved during 1996.
(3) The amount reflected for Mr. Wise in fiscal year 1998 includes, among other things, $90,000 for a perquisite and benefit allowance and $36,088 in value attributed to use of EPG's aircraft. In fiscal year 1997, the amount for Mr. Wise includes, among other things, a tax gross-up associated with his relocation to Houston and $85,167 for a perquisite and benefit allowance. The amount reflected for Mr. Wise for fiscal year 1996 includes a $48,000 perquisite and benefit allowance and a one-time living allowance in the amount of $45,833 paid prior to the compensation changes discussed in Note 1 above. The amounts reflected for fiscal year 1997 for the other named executives are tax gross-ups associated with their relocation to Houston. The aggregate value of the perquisites and other personal benefits received by the other named executives in fiscal years 1998, 1997 and 1996 have not been reflected because the amounts were below the Securities and Exchange Commission's (the "SEC") required reporting threshold.
(4) EPG's 1995 Incentive Compensation Plan provides for and encourages participants to elect to take the cash portion of their annual bonus award in shares of restricted EPG common stock. The amounts reflected in this column include the market value of restricted EPG common stock on the date of grant, subject to a four-year vesting schedule, received by each of the named executives pursuant to such election. The total shares of such restricted EPG common stock, including those shares reflected in this column, held on December 31, 1998 by Messrs. Wise, Austin, White and Richards was 978,876, 175,096, 166,080 and 164,552 respectively. The aggregate dollar value on December 31, 1998, of all shares of restricted EPG common stock held by Messrs. Wise, Austin, White and Richards was $34,077,121, $6,095,530, $5,781,660 and $5,728,467, respectively. Dividends are paid directly to the holders of the restricted EPG common stock. Most of the foregoing values can be realized by the named executives if, and only if, they remain employees of EPG's for the specified time period and EPG's stockholders realize the required total stockholder value during the specified time period.
(5) The amount reflected for Mr. Wise also includes the market value of a one-time retention oriented restricted EPG common stock grant of 200,000 shares, which began vesting on January 19, 1997 at the rate of 20% per year for five years.
(6) The amounts in this column for fiscal year 1996 represent the market value of EPG common stock and/or cash paid as an interim payout of performance units under EPG's 1995 Omnibus Compensation Plan. The interim payment was made in recognition of EPG's total stockholder return in relation to that of its peer group of companies during the first two years of the performance period. No named executive received a long-term incentive plan payout from EPG during fiscal years 1997 and 1998.
(7) The compensation reflected in this column for fiscal year 1998 is comprised of EPG contributions to EPG's Retirement Savings Plan, supplemental EPG contributions under EPG's Supplemental Benefits Plan and the above-market interest earned on deferred compensation. Specifically, these amounts for fiscal year 1998 were $0, $88,536 and $16,690 for Mr. Wise; $7,200, $21,392 and $3,818 for Mr. Austin; $7,200, $18,993 and $6,582 for Mr. White and $7,200, $18,993 and $6,387 for Mr. Richards, respectively.

STOCK OPTION GRANTS

     No stock options were granted by the Company to Messrs. Wise, Austin, Richards and White during the fiscal year 1998. The Company has no stock option plan or program, and there are no options outstanding in respect of any class of the Company's equity securities, including the Series A Preferred Stock. The following table reflects stock options granted at fair market value by EPG to Messrs. Wise, Austin, Richards and White during the fiscal year 1998. In satisfaction of applicable SEC regulations, the table further sets forth the potential realizable value of such stock options in the year 2008 (the expiration date of the stock options) at arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the stock options. As the table indicates, the annualized stock price appreciation of 5% and 10% will result in stock prices in the year 2008 of approximately $57.67 and $91.83, respectively. The amounts shown in the table as potential realizable values for all stockholders' stock (approximately $2.7 billion and $6.8 billion), represent the corresponding increases in the market value of 121,645,011 shares of EPG's common stock outstanding as of December 31, 1998. No gain to the named executives is possible without an increase in stock price which would benefit all stockholders proportionately. Actual gains, if any, on stock option exercises and EPG common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurances that the potential realizable values shown in this table will be achieved.

                           EPG OPTION GRANTS IN 1998

                                                                               POTENTIAL REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL RATES
                                                                                      OF STOCK PRICE
                                      INDIVIDUAL GRANTS(1)                     APPRECIATION FOR OPTION TERM
                        ------------------------------------------------   -------------------------------------
                        NUMBER OF    % OF TOTAL
                        SECURITIES    OPTIONS                               IF STOCK PRICE      IF STOCK PRICE
                        UNDERLYING   GRANTED TO   EXERCISE                     AT $57.67           AT $91.83
                         OPTIONS     EMPLOYEES      PRICE     EXPIRATION        IN 2008             IN 2008
         NAME           GRANTED(#)    IN 1998     ($/SHARE)      DATE           5% ($)              10% ($)
         ----           ----------   ----------   ---------   ----------   -----------------   -----------------
ALL STOCKHOLDERS'
  STOCK
  APPRECIATION........       N/A         N/A            N/A        N/A      $2,708,645,177      $6,864,238,688
William A. Wise.......    98,000       4.23%      $35.40625    7/24/08      $    2,182,146      $    5,529,988
H. Brent Austin.......    26,250       1.13%      $35.40625    7/24/08      $      584,504      $    1,481,247
Britton White Jr......    26,250       1.13%      $35.40625    7/24/08      $      584,504      $    1,481,247
Joel Richards III.....    26,250       1.13%      $35.40625    7/24/08      $      584,504      $    1,481,247

---------------

(1) The stock options granted in 1998 by EPG to the named executives are not immediately exercisable. Each grant will become exercisable on the first anniversary of the date of grant thereof. There were no SARs granted in 1998. Any unvested stock options become fully exercisable in the event of a "change in control" (see page 11 of this Proxy Statement for a description of EPG's 1995 Omnibus Compensation Plan and the term "change in control.") Under the terms of EPG's 1995 Omnibus Compensation Plan, the Compensation Committee may, in its sole discretion and at any time, change the vesting of the stock options. Certain non-qualified stock options may be transferred to immediate family members, directly or indirectly or by means of a trust, corporate entity or partnership. Further, stock options are subject to forfeiture and/or time limitations in the event of a termination of employment. Upon termination of employment for certain reasons, all stock options and SARs held by Mr. Wise vest immediately according to his letter agreement dated January 13, 1995 (as described on page 10 of this Proxy Statement).

EPG OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information concerning the number of shares of EPG's common stock that were acquired through option exercises of EPG common stock options and the fiscal year-end values of the unexercised EPG stock options (and tandem SARs), provided on an aggregate basis, for each of the named executives. The options held by the named executives were granted pursuant to EPG benefit plans, and are not options to acquire any stock of the Company. The Company has no stock option plan or program.

                  AGGREGATED EPG OPTION/SAR EXERCISES IN 1998
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                                                           OPTIONS/SARS AT FISCAL                  AT
                            SHARES ACQUIRED    VALUE             YEAR-END(#)             FISCAL YEAR-END ($)(2)
                              ON EXERCISE     REALIZED   ---------------------------   ---------------------------
           NAME                    #           ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             ---------------   --------   -----------   -------------   -----------   -------------
William A. Wise...........         0             $0       1,173,184       572,000      $23,719,943    $8,501,063
H. Brent Austin...........         0             $0         203,010        66,250      $ 3,831,066    $  716,249
Britton White Jr..........         0             $0         172,800        66,250      $ 3,086,201    $  716,249
Joel Richards III.........         0             $0         172,800        66,250      $ 3,086,201    $  716,249

---------------
(1) The figures presented in this column have been calculated based upon the difference between the fair market value of each stock option/SAR on the date of exercise and its exercise price.
(2) The figures presented in these columns have been calculated based upon the difference between $34.15625, the fair market value of the EPG common stock on December 31, 1998, for each in-the-money stock option/SAR, and its exercise price. Mr. Wise has tandem SARs attached to some of his stock options. If his stock options are exercised, the tandem SARs expire and vice versa. The exercise of a tandem SAR would have a market value equivalent to the exercise of a stock option.

                                EPG PENSION PLAN

     Set forth below is a table describing EPG's Pension Plan in which the named executives, as well as other employees of EPG and its subsidiaries may be entitled to participate. The following table lists current annual retirement benefits under the Pension Plan and EPG's Supplemental Benefits Plan (collectively, the "Plans") for the assumed average annual earnings and years of credited service shown for a participant retiring at the normal retirement age of 65. Under the Pension Plan and applicable Internal Revenue Code ("IRC") provisions, compensation in excess of $160,000 cannot be taken into account and the maximum payable benefit in 1998 is $130,000. Any excess benefits otherwise accruing under the Pension Plan are payable under the Supplemental Benefits Plan.

     Estimated annual benefit levels under the Plans, based on earnings and years of credited service at the normal retirement age, are reflected on the following table:

                               PENSION PLAN TABLE

                                                YEARS OF SERVICE AT NORMAL RETIREMENT AGE
                FINAL AVERAGE                  -------------------------------------------
              PENSION EARNINGS                    15         20         25          30
              ----------------                 --------   --------   --------   ----------
$ 400,000....................................   94,185    125,580    156,975      188,370
$ 800,000....................................  190,185    253,580    316,975      380,370
$1,200,000...................................  286,185    381,580    476,975      572,370
$1,600,000...................................  382,185    509,580    636,975      764,370
$1,900,000...................................  454,185    605,580    756,975      908,370
$2,100,000...................................  502,185    669,580    836,975    1,004,370
$2,300,000...................................  550,185    733,580    916,975    1,100,370
$2,500,000...................................  598,185    797,580    996,975    1,196,370

     Benefits which accrue under the Plans are based upon the gross salary amount of each individual, including base incentive bonus amounts, but excluding all commissions and other compensation or benefits of any kind (including risk premium restricted stock, as described on page 12 of this Proxy Statement). For the named executives, the amounts reflected in the Salary and Bonus columns of the "Summary Compensation Table" are considered to calculate benefits under the Plans. The Pension Plan formula for retirement at age 65 is 1.1% of the highest five-year average earnings, plus 0.5% of the highest five-year average earnings in excess of one-third of the FICA taxable wage base in effect during the year of termination, times the number of years of credited service up to a maximum of 30 years. There is no deduction for Social Security amounts paid; however, an early retirement supplement equal to 1% of the highest five-year average earnings up to one-third of the FICA taxable wage base in effect in the year of termination, times the number of years of credited service up to a maximum of 30 years, is payable from retirement until age 62. Both the basic benefit and the early retirement supplement are reduced by 2% for each year the participant's actual retirement date precedes the date the participant would have attained age 65, or the date the participant could have retired after attaining age 60 with 30 years of credited service, if earlier. Years of credited service under the Pension Plan at age 65 for Messrs. Wise, Austin, White and Richards are 30, 30, 30, 25 (including 7 years of credited service pursuant to Mr. White's employment agreement, which is described on page 11 of this Proxy Statement), and 30 respectively.

     Effective January 1, 1997, EPG amended its noncontributory defined benefit Pension Plan to determine benefits by a cash balance formula in which the named executives, as well as other EPG employees, may be entitled to participate. During a five-year transition period, ending December 31, 2001, eligible participants will continue to accrue a minimum benefit under the previous formula, as described above. On December 31, 2001, this benefit will be frozen. The actual benefit paid to participants with a minimum benefit will be the greater of the minimum benefit or the cash balance benefit. Under the cash balance formula, participants each have a cash account which is credited quarterly with a percentage of earnings. The annual percentage is based on a combination of age and service as shown below:

            IF AGE PLUS PAY CREDIT SERVICE ON              THE APPLICABLE ANNUAL %
              THE PRECEDING DECEMBER 31 IS:                    OF EARNINGS IS:
---------------------------------------------------------  -----------------------
      Under 35...........................................            4%
      35 through 49......................................            5%
      50 through 64......................................            6%
      65 or over.........................................            7%

     At the end of each quarter, accounts are also credited with interest applied to the beginning quarter balance. Participants, who were participants on December 31, 1996 and eligible employees on January 1, 1997, were credited with an initial cash balance equivalent to accrued benefits on December 31, 1996.

     Estimated annual benefits payable upon retirement at the normal retirement age for each of the named executives is reflected below (based on assumptions that each named executive receives no pay increases, receives maximum bonuses and cash balances are credited with interest at a rate of 3% per annum):

                                                              ESTIMATED
                                                                ANNUAL
                                                               BENEFIT
                                                              ----------
William A. Wise.............................................  $1,144,769
H. Brent Austin.............................................  $  202,191
Britton White Jr............................................  $  196,562
Joel Richards III...........................................  $  195,548

                     BOARD REPORT ON EXECUTIVE COMPENSATION

     Because the Company does not have a compensation committee or another committee performing similar functions, this report is presented by the full Board of Directors.

     All of the executive officers of the Company are employees of EPG and EPG determines the compensation of all of its employees in accordance with its own policies and plans. The Company does not have any role in setting those policies and plans or in determining compensation levels for EPG employees. The Compensation Committee of the Board of Directors of EPG establishes compensation policies, programs and plans for EPG and its subsidiaries, which are designed to attract, motivate and retain competent executive personnel for EPG and its subsidiaries.

     In making its decision with respect to executive compensation, the Compensation Committee of EPG considers the provisions of Section 162(m) of the IRC which generally affects EPG's federal income tax deduction for compensation paid to its chief executive officer and four other highest paid executive officers.

     The Compensation Committee of EPG has neither interlocks nor insider participation. The Board of Directors of the Company believes that all stockholders of the Company have an opportunity to benefit from the application of the policies and plans of EPG.

                Members of the Board of Directors of the Company

                                H. Brent Austin
                               Jeffrey I. Beason
                               Joel Richards III
                               Kenneth L. Smalley
                               Britton White Jr.
                                William A. Wise

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

     EPG entered into an employment agreement with Mr. Wise effective July 31, 1992. The term of the agreement is three years from its initial effective date and is automatically renewed at the end of every month (re-establishing a three-year term on the first of each month), unless either party notifies the other that it elects not to extend the term of the agreement. Mr. Wise's compensation and benefits are determined under EPG plans and programs in effect from time to time. If Mr. Wise's employment is terminated involuntarily, without cause, or is voluntarily terminated by Mr. Wise for "good reason" (as defined in the Severance Plan, which is discussed below), Mr. Wise will receive his salary, bonus (equal to fifty percent of the maximum bonus opportunity in effect at the time of termination, but not less than fifty percent of annual salary) and benefits through the end of the term of the employment agreement. Unless termination follows a "change in control" (as defined in the Severance Plan), any continued salary, bonus or benefits (not including defined benefit pension plan payments) will be reduced by comparable compensation from subsequent employment. If Mr. Wise's employment is terminated because of death, involuntary termination for cause or is voluntarily terminated by Mr. Wise other than for "good reason," Mr. Wise's right to receive his salary shall terminate on the date of termination of his employment and his right to receive benefits will be determined according to the terms of EPG's applicable plans. Mr. Wise will also be entitled to pension benefits under the terms of EPG's Supplemental Benefits Plan, however such pension benefits will be based on one additional year of "age" and "service" credit for each year of the term. Upon termination of his employment, this benefit will be funded through a trust. If Mr. Wise's employment is terminated prior to the end of the term, other than as a result of either a "change in control" of EPG or his voluntary termination of the agreement for "good reason" pursuant to six months prior written notice to EPG of such termination, Mr. Wise will be subject to a noncompetition provision through the end of the term. Any compensation and benefits received by Mr. Wise under the Severance Plan will offset obligations of a similar nature under Mr. Wise's employment agreement. EPG entered into a letter agreement with Mr. Wise dated January 13, 1995, which provides that in the event of termination of Mr. Wise's employment due to death, retirement, permanent disability, any other involuntary termination without cause or any other voluntary termination for "good reason," the restriction period for restricted EPG common stock held by Mr. Wise shall lapse and all restrictions thereon shall end (but only to the extent the performance targets have been achieved on the performance based restricted EPG common stock), and unvested stock options shall become immediately exercisable, subject to applicable law, for a period of thirty-six months, unless such stock options expire sooner in accordance with their terms. In order to squarely align Mr. Wise's compensation with the interests of EPG's stockholders, the Compensation Committee of EPG replaced his salary with a long-term incentive in the form of restricted EPG common stock (the majority of which will not vest unless certain performance measures are attained and, in that event, only after a certain specified time) and a grant of stock options. As a result, Mr. Wise's employment agreement was amended to establish an illustrative base salary for certain of EPG's benefits and welfare plans during 1996. During 1997, EPG loaned Mr. Wise $1,564,000 for the purchase of his residence in Houston in connection with EPG's relocation. The loan and interest (at 6.8%) thereon is payable at the end of ten years, or at the time of Mr. Wise's retirement from EPG, whichever is earlier. The loan is secured by Mr. Wise's Houston residence. In the event of a "change in control" (as defined in the Severance Plan) and Mr. Wise meets all the requirements for a severance benefit under the Severance Plan, he will not be required to repay the loan and accrued interest and he may be entitled to a payment to cover any adverse tax consequences (as provided in the Severance
Plan).

     EPG entered into a letter agreement with Mr. White dated February 22, 1991, which provides that Mr. White is entitled to additional years of credited service with respect to pension benefits which are payable under EPG's Supplemental Benefits Plan if he remains employed with EPG until the specified age set forth in his letter agreement.

     EPG has a Key Executive Severance Protection Plan (the "Severance Plan") which provides severance benefits following a "change in control" (as defined below) of EPG for all officers of EPG and certain of its subsidiaries in an amount equal to three times annual salary, including maximum bonus amounts as specified in the plan. The Severance Plan also provides for the continuation of life and health insurance for a period of 18 months subsequent to a participant's termination of employment following a "change in control" of EPG, as well as a supplemental pension payable under EPG's Supplemental Benefits Plan calculated by adding three years of additional credited pension service and certain other benefits. Benefits are payable under the Severance Plan for any termination of employment within two years of the date of a "change in control" of EPG, except where termination is by reason of death, disability, for cause or instituted by the employee for other than "good reason." The Severance Plan provides that certain additional payments will be made to terminated participants following a "change in control" of EPG if the participant's payments are subjected to a specified adverse excise tax. The Severance Plan also provides that EPG will pay legal fees and expenses incurred by a participant to enforce rights or benefits under the plan. For purposes of the Severance Plan, a "change in control" of EPG is deemed to occur if (a) any person or entity becomes the beneficial owner of 20% or more of EPG's outstanding voting securities, (b) any person or entity purchases EPG common stock pursuant to a tender offer or exchange offer, other than a tender offer or exchange offer made by EPG, (c) the stockholders of EPG approve a merger or consolidation, a sale or disposition of all or substantially all of EPG's assets or a plan of liquidation or dissolution of EPG, or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof. Notwithstanding the foregoing, a "change in control" will not be deemed to have occurred if EPG is involved in a merger, consolidation or sale of assets which is in connection with a corporate restructuring wherein stockholders of EPG immediately before such transaction own at least 80% of the combined voting power of all outstanding classes of securities of EPG resulting from such transaction in substantially the same proportion as their ownership in EPG immediately prior to such transaction.

     EPG's 1995 Omnibus Compensation Plan provides that stock options, SARs, limited stock appreciation rights ("LSARs"), PUs and restricted stock may be granted to officers and key employees of EPG and its subsidiaries. The Plan Administrator (as defined in the plan) determines which employees are eligible to participate, the amount of any grant and the terms and conditions (not otherwise specified in the plan) of such grant. Pursuant to the terms of the plan, if a "change in control" of EPG occurs, all outstanding stock options become fully-exercisable, SARs and LSARs become immediately exercisable, designated amounts of PUs become fully vested and all restrictions placed on awards of restricted EPG common stock automatically lapse. For purposes of the plan, the term "change in control," has the same meaning given such term in the Severance Plan. This plan will be terminated, except with respect to outstanding stock options, SARs, LSARs, PUs and restricted stock, if EPG stockholders approve the 1999 Omnibus Incentive Compensation Plan pursuant to Proposal No. 2 described in EPG's 1999 Proxy Statement.

     EPG's Omnibus Compensation Plan, which is the predecessor plan to EPG's 1995 Omnibus
Compensation Plan, provided for the grant of stock options, SARs, LSARs, performance share units and restricted EPG common stock to officers and key employees of EPG and its subsidiaries. Although this plan has been terminated with respect to any new grants, certain stock options and SARs remain outstanding thereunder. Pursuant to the terms of the plan, if a "change in control" of EPG occurs, all outstanding stock options become fully exercisable and SARs become immediately exercisable. For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan, except that the definition does not include the exclusion dealing with mergers, consolidations or sales of assets of EPG in connection with a corporate restructuring of EPG.

     Under EPG's 1995 Incentive Compensation Plan, awards of cash and/or shares of restricted EPG common stock may be granted to eligible officers of EPG and its subsidiaries. The amount of awards available (subject to a plan maximum and as established by the Plan Administrator (as defined in the plan) per participant annually) and the performance goals upon which the awards are contingent are determined by the Plan Administrator. Depending upon the participant's position and the terms of the grant, each participant is required to take between 25% and 100% of the incentive award in shares of restricted EPG common stock, but any participant may elect to receive the entire incentive award in shares of restricted EPG common stock. A participant who receives any shares of restricted EPG common stock shall receive additional shares of restricted EPG common stock of an equal amount because the participant bears the risk of forfeiture, price fluctuation and other attendant risks during the period in which the restrictions apply ("risk premium restricted stock"). Pursuant to the terms of the plan, if a "change in control" of EPG occurs, the current year's maximum incentive award for each officer becomes fully payable within 30 days following such "change in control." For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan. This plan will be terminated, except with respect to outstanding incentive awards and EPG stock options, SARs, LSARs, PUs and restricted stock, if stockholders approve the 1999 Omnibus Incentive Compensation Plan pursuant to Proposal No. 2 described in EPG's 1999 Proxy Statement.

     The El Paso Energy Corporation Strategic Stock Plan provides that stock options, SARs, LSARs and shares of restricted EPG common stock may be granted to officers and key employees of EPG and its subsidiaries in connection with EPG's strategic acquisitions. The Plan Administrator (as defined in the plan) determines which employees are eligible to participate, the amount of any grant and the terms and conditions (not otherwise specified in the plan) of such grant. Pursuant to the terms of the plan, if a "change in control" of EPG occurs, all outstanding stock options become fully exercisable, SARs and LSARs become immediately exercisable and all restrictions placed on awards of restricted EPG common stock automatically lapse. For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan.

     EPG's Supplemental Benefits Plan provides benefits to officers and key management employees of EPG and its subsidiaries. The benefits equal the amount that a participant failed to receive under EPG's Pension Plan because the Pension Plan does not consider deferred compensation (whether in deferred cash or deferred restricted EPG common stock) for purposes of calculating benefits and is subject to IRC limitations on the amount of compensation to be considered when calculating benefits and on the amount of benefits that can be paid to a participant. The plan also provides an additional benefit equal to the amount of EPG's matching contribution to EPG's Retirement Savings Plan that cannot be made because of deferred compensation and IRC limitations. The plan may not be terminated so long as the Pension Plan and/or Retirement Savings Plan remain in effect. The Management Committee (as defined in the plan) designates who may participate and administers the plan. Benefits under EPG's Supplemental Benefits Plan are paid upon termination of employment in a lump-sum payment, in annuity or in periodic installments. In the event of a "change in control," the supplemental pension benefits become fully vested and nonforfeitable. For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan.

     EPG's Deferred Compensation Plan allows eligible executives and key management employees of EPG and its subsidiaries to defer all or a portion of their base salaries and any other deferrals made in accordance with certain of EPG's compensation plans. The Management Committee (as defined in the plan) designates the executives and key management employees who may participate. Amounts deferred are payable upon termination of employment in a lump-sum payment or in periodic installments, except that the Management Committee may, in its discretion, accelerate payments. Any amounts deferred shall be credited with interest, gains/losses based on investments or other indices specified by the Management Committee.

     EPG has a Senior Executive Survivor Benefits Plan which provides certain senior executives of EPG and its subsidiaries, who are designated by the Management Committee (as defined in the plan), with survivor benefit coverage in lieu of the coverage provided generally for employees under EPG's group life insurance plan. The amount of benefits provided, on an after-tax basis, is two and one half times the executive's annual salary. Benefits are payable in installments over 30 months beginning within 31 days after the executive's death, except that the Management Committee may, in its discretion, accelerate payments.

     EPG had a Domestic Relocation Plan, under which EPG is obligated, upon the termination of employment (as a result of death, retirement, permanent disability or in the event of a change in control, as defined in the Severance Plan described above) of the named executives, to purchase their residences in Houston which they acquired during EPG's relocation from El Paso to Houston in 1997.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP, 1100 Louisiana Street, Suite 4100, Houston, Texas 77002, has served as independent certified public accountants of EPG since 1983 and has been designated to serve as the Company's independent certified public accountants for fiscal year 1999. A representative from PricewaterhouseCoopers LLP will attend the Annual Meeting to respond to appropriate questions raised during the Annual Meeting or submitted to PricewaterhouseCoopers LLP in writing prior to the Annual Meeting, and to make a statement if he or she desires to do so.

                              COST OF SOLICITATION

     The cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card, and the cost of solicitation of proxies on behalf of the Company's Board of Directors will be borne by the Company. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies from stockholders at an estimated fee of $6,000, plus reimbursement of out-of-pocket expenses. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by Georgeson & Company Inc. Brokerage houses and other custodians and nominees will be asked whether other persons are beneficial owners of the shares of Series A Preferred Stock which they hold of record and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Series A Preferred Stock.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the Annual Meeting. If, however, any other matters should come before the Annual Meeting all proxies which have been signed and returned without further instruction will give the persons designated thereon discretionary authority to vote according to their best judgment.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, certain officers and beneficial owners of more than 10% of a registered class of the Company's equity securities to file reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Directors, officers and beneficial owners of more than 10% of the Company's equity securities are also required by SEC regulations to furnish the Company with copies of all such reports that they file. Based on the Company's review of copies of such forms and amendments provided to it, the Company believes that all filing requirements were complied with during the fiscal year ended December 31, 1998.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals submitted by holders of Series A Preferred Stock for inclusion in the Proxy Statement to be issued in connection with the Company's 1999 Annual Meeting of Stockholders must be mailed to the Corporate Secretary, El Paso Tennessee Pipeline Co., 1001 Louisiana Street, Houston, Texas 77002, and must be received by the Corporate Secretary on or before November 19, 1999. The Company will consider only proposals meeting the requirements of applicable SEC rules.

                                 ANNUAL REPORT

     A copy of the Company's 1998 Annual Report on Form 10-K is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Holders of Series A Preferred Stock not receiving a copy of such Annual Report on Form 10-K may obtain one by writing or calling Mr. David L. Siddall, Corporate Secretary, El Paso Tennessee Pipeline Co., 1001 Louisiana Street, Houston, Texas 77002, telephone (713) 420-6195.

                                             By Order of the Board of Directors

                                                    /s/ David L. Siddall

                                                      DAVID L. SIDDALL
                                                    Corporate Secretary

Houston, Texas
March 19, 1999

                      SOLICITED BY THE BOARD OF DIRECTORS

                         EL PASO TENNESSEE PIPELINE CO.

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 22, 1999

       The undersigned hereby appoints William A. Wise and Britton White Jr., and each or any of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of 8 1/4% Cumulative Preferred Stock, Series A, of El Paso Tennessee Pipeline Co., held of record by the undersigned on February 24, 1999 at the Annual Meeting of Stockholders to be held at The Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana on April 22, 1999, and at any adjournment(s) or postponement(s) of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if the named nominee for Director should be unavailable to serve for election. In accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS RETURNED WITHOUT DIRECTION BEING GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

              (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

[SEE REVERSE SIDE]                                           [SEE REVERSE SIDE]

EL PASO TENNESSEE PIPELINE CO.
     c/o EquiServe
     P.O. Box 8040
     Boston, MA 02266-8040













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   [1107 - EL PASO TENNESSEE PIPELINE CO.] [FILE NAME: EPT29A.FLX] [VERSION - 1] [2/5/99]
                                  DETACH HERE
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[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

     1. Election of Directors.

        Nominee: Kenneth L. Smalley

            FOR                               WITHHOLD
        THE NOMINEE      [  ]        [  ]  AUTHORITY TO VOTE
        LISTED ABOVE                        FOR THE NOMINEE
                                             LISTED ABOVE


                                                                 MARK HERE FOR COMMENTS  [  ]

                                          MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [  ]


                                          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                                          PROMPTLY USING THE ENCLOSED ENVELOPE.


                                          Please sign exactly as your name(s) appear(s) hereon.
                                          All holders must sign. When signing in a fiduciary
                                          capacity, please indicate full title as such. If a
                                          corporation or partnership, please sign in full corporate
                                          or partnership name by authorized person.


Signature: _________________________ Date: __________ Signature: __________________________ Date: ________
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                                                             SKU # 1107-EPTPS-99